Exhibit 99.1
For Immediate Release
Contact: Robert Copple or Kate Messmer
972-665-1500
CINEMARK HOLDINGS, INC. REPORTS RESULTS FOR THIRD QUARTER 2009
Plano, TX, November 9, 2009 — Cinemark Holdings, Inc. (NYSE: CNK), a leading motion picture exhibitor, today reported results for the three and nine months ended September 30, 2009.
Cinemark Holdings, Inc.’s attendance for the three months ended September 30, 2009 increased by 4.5% compared to the three months ended September 30, 2008. The Company’s total revenues for the three months ended September 30, 2009 increased 4.3% to $496.8 million from $476.2 million for the three months ended September 30, 2008. During the three months ended September 30, 2009, admissions revenues increased 4.7% to $322.9 million and concession revenues increased 4.7% to $153.0 million.
Adjusted EBITDA for the three months ended September 30, 2009 increased 2.6% to $104.8 million from $102.1 million for the three months ended September 30, 2008. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.
Net income attributable to Cinemark Holdings, Inc. for the three months ended September 30, 2009 increased 2.8% to $21.0 million compared to $20.4 million for the three months ended September 30, 2008. Earnings per diluted share attributable to Cinemark Holdings, Inc. were $0.19 for the three months ended September 30, 2009 and the three months ended September 30, 2008.
“Our growth outpaced the domestic industry box office for the fourth consecutive quarter as our state-of-the-art theatres in diversified markets and organic screen growth continue to drive positive results,” stated Alan Stock, Cinemark’s Chief Executive Officer. “South American countries continue to outpace the U.S. economic recovery and we continue to benefit from solid industry trends and the expansion of our international portfolio. The fourth quarter box office is off to a good start, as patrons continue to enjoy the cinema as an exciting, low cost form of entertainment. We are optimistic about the incremental growth opportunities ahead of us including our digital cinema and XD Extreme Digital initiatives, both of which will allow us to take advantage of the continued expansion of 3D and alternative content and contribute to our long-term growth.”
Cinemark Holdings, Inc.’s attendance for the nine months ended September 30, 2009 increased by 9.1% compared to the nine months ended September 30, 2008. The Company’s total revenues for the nine months ended September 30, 2009 increased 7.9% to $1,440.1 million from $1,334.5 million for the nine months ended September 30, 2008. During the nine months ended September 30, 2009, admissions revenues increased 8.9% to $941.9 million and concession revenues increased 7.9% to $441.9 million.
Adjusted EBITDA for the nine months ended September 30, 2009 increased 13.1% to $323.6 million from $286.1 million for the nine months ended September 30, 2008. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.
Net income attributable to Cinemark Holdings, Inc. for the nine months ended September 30, 2009 increased 38.9% to $57.2 million from $41.2 million for the nine months ended September 30, 2008. Earnings per diluted share attributable to Cinemark Holdings, Inc. were $0.52 for the nine months ended September 30, 2009 compared to $0.38 for the nine months ended September 30, 2008.

On September 30, 2009, the Company’s aggregate screen count was 4,908. As of September 30, 2009, the Company had signed commitments to open three new theatres with 30 screens by the end of 2009 and open ten new theatres with 112 screens subsequent to 2009.
Conference Call
The Company will host a conference call and audio webcast with investors, analysts and other interested parties today at 8:30 A.M. Eastern time. The call can be accessed live over the phone by dialing (800) 374-1346, or for international callers, (706) 679-3149. A replay will be available shortly after the call and can be accessed by dialing (800) 642-1687, or for international callers, (706) 645-9291. The passcode for the replay is 34909332. The replay will be available until November 16, 2009.
About Cinemark Holdings, Inc.
Headquartered in Plano, TX, Cinemark Holdings, Inc. is the second largest motion picture exhibitor in the world in terms of both attendance and the number of screens in operation. As of September 30, 2009, Cinemark operates 426 theatres and 4,908 screens in 39 states in the United States and one Canadian province and internationally in 13 countries, including Brazil, Mexico, Chile, Colombia, Argentina, Ecuador, Peru, Honduras, El Salvador, Nicaragua, Costa Rica, Panama and Guatemala. For more information go to www.cinemark.com.
Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed March 13, 2009 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.
Financial and Operating Summary
(unaudited, in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Statement of income data:
Revenues
Admissions	$322,915	$308,453	$941,886	$865,245
Concession	152,938	146,076	441,895	409,707
Other	20,972	21,694	56,352	59,521

Total revenues	496,825	476,223	1,440,133	1,334,473

Cost of operations
Film rentals and advertising	175,993	169,260	513,945	471,199
Concession supplies	23,485	24,489	67,229	66,443
Facility lease expense	61,545	58,936	176,478	171,382
Other theatre operating expenses	114,016	104,685	313,332	291,169
General and administrative expenses	23,517	22,741	68,980	67,808
Depreciation and amortization	38,508	38,817	112,845	115,467
Impairment of long-lived assets	3,146	2,316	8,115	8,145
Loss on sale of assets and other	944	2,301	2,402	3,211

Total cost of operations	441,154	423,545	1,263,326	1,194,824

Operating income	55,671	52,678	176,807	139,649

Interest expense (1)	(25,893)	(27,613)	(77,006)	(89,747)
Distributions from NCM	4,162	3,592	15,768	12,177
Loss on early retirement of debt	(1,083)	—	(27,878)	(40)
Other income	1,384	3,689	3,671	8,806

Income before income taxes	34,241	32,346	91,362	70,845
Income taxes	12,186	10,367	31,149	25,848

Net income	$22,055	$21,979	$60,213	$44,997
Less: Net income attributable to noncontrolling interests	1,044	1,531	2,967	3,775

Net income attributable to Cinemark Holdings, Inc.	$21,011	$20,448	$57,246	$41,222

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders:
Basic	$0.19	$0.19	$0.52	$0.38

Diluted	$0.19	$0.19	$0.52	$0.38

Other financial data:
Adjusted EBITDA (2)	$104,839	$102,138	$323,619	$286,135

	As of	As of
	September 30,	December 31,
	2009	2008
Balance sheet data:
Cash and cash equivalents	$359,103	$349,603
Theatre properties and equipment, net	1,218,658	1,208,283
Total assets	3,178,716	3,065,708
Long-term debt, including current portion	1,546,624	1,508,462
Stockholders’ equity	882,712	824,227

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Other operating data:
Attendance (patrons):
Domestic	40,984	39,373	122,174	112,223
International	19,411	18,425	53,464	48,690

Worldwide	60,395	57,798	175,638	160,913

Average ticket price (in dollars):
Domestic	$6.02	$5.97	$6.13	$5.99
International	$3.92	$3.97	$3.62	$3.96
Worldwide	$5.35	$5.34	$5.36	$5.38

Concession revenues per patron (in dollars):
Domestic	$2.92	$2.86	$2.92	$2.88
International	$1.71	$1.83	$1.59	$1.77
Worldwide	$2.53	$2.53	$2.52	$2.55

Average screen count (month end average):
Domestic	3,842	3,688	3,805	3,669
International	1,059	1,021	1,044	1,014

Worldwide	4,901	4,709	4,849	4,683

Segment Information
(unaudited, in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues
U.S.	$378,046	$358,935	$1,139,065	$1,027,982
International	119,866	118,448	304,024	309,457
Eliminations	(1,087)	(1,160)	(2,956)	(2,966)

Total revenues	$496,825	$476,223	$1,440,133	$1,334,473

Adjusted EBITDA (2)
U.S.	$77,907	$75,163	$260,202	$218,854
International	26,932	26,975	63,417	67,281

Total adjusted EBITDA	$104,839	$102,138	$323,619	$286,135

Capital expenditures
U.S.	$15,429	$12,296	$58,851	$50,681
International	9,256	7,123	26,752	20,654

Total capital expenditures	$24,685	$19,419	$85,603	$71,335

Reconciliation of Adjusted EBITDA
(unaudited, in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income	$22,055	$21,979	$60,213	$44,997
Income taxes	12,186	10,367	31,149	25,848
Interest expense (1)	25,893	27,613	77,006	89,747
Loss on early retirement of debt	1,083	—	27,878	40
Other income	(1,384)	(3,689)	(3,671)	(8,806)
Depreciation and amortization	38,508	38,817	112,845	115,467
Impairment of long-lived assets	3,146	2,316	8,115	8,145
Loss on sale of assets and other	944	2,301	2,402	3,211
Deferred lease expenses (3)	1,067	710	3,189	2,856
Amortization of long-term prepaid rents (3)	323	463	1,074	1,292
Share based awards compensation expense (4)	1,018	1,261	3,419	3,338

Adjusted EBITDA (2)	$104,839	$102,138	$323,619	$286,135

(1)	Includes amortization of debt issue costs and excludes capitalized interest.

(2)	Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, loss on early retirement of debt, other income, depreciation and amortization, impairment of long-lived assets, loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

(3)	Non-cash expense included in facility lease expense.

(4)	Non-cash expense included in general and administrative expenses.

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